Exhibit 99.1
ALLEGIANT TRAVEL COMPANY SECOND QUARTER FINANCIAL RESULTS
Second quarter 2022 GAAP diluted earnings per share of $0.24
Second quarter 2022 diluted earnings per share, excluding recognition bonus(1) of $0.62(1)(2)

LAS VEGAS. August 3, 2022 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2022, as well as comparisons to prior years:

Consolidated	Three Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$629.8	$472.4	$491.8	33.3%	28.1%
Total operating expense	603.7	333.6	383.7	81.0	57.4
Operating income	26.1	138.9	108.1	(81.2)	(75.8)
Income before income taxes	5.8	122.6	91.8	(95.2)	(93.6)
Net income	4.4	95.0	70.5	(95.4)	(93.8)
Diluted earnings per share	$0.24	$5.49	$4.33	(95.6)	(94.5)

	Six Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$1,130.0	$751.6	$943.4	50.3%	19.8%
Total operating expense	1,096.6	588.1	744.2	86.5	47.4
Operating income	33.4	163.5	199.2	(79.6)	(83.3)
Income (loss) before income taxes	(4.7)	131.2	165.7	(103.6)	(102.9)
Net income (loss)	(3.5)	101.9	127.7	(103.5)	(102.8)
Diluted earnings (loss) per share	$(0.20)	$6.04	$7.84	(103.3)	(102.6)
(1) Recognition bonus awarded despite not meeting internal profit-sharing targets
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information

"Demand surged in the second quarter resulting in the highest revenue-generating quarter in company history," stated John Redmond, CEO of Allegiant Travel Company. "Total operating revenue was up over 28 percent as compared with 2019. We saw impressive increases in TRASM of over 15 percent, year over three-year, particularly considering scheduled capacity was up over 13 percent. Earnings per share, adjusted to exclude the impact from the 2022 recognition bonus, was $0.62, pressured by lower productivity levels due to heightened fuel prices and a challenging operating environment.

"As we head into the third quarter, we continue to focus on operational integrity, ensuring safe and reliable travel for our customers. Our operations and planning teams have made significant progress combating the challenges present within the current operating environment. We have seen significant improvements in reliability into the third quarter, with a July controllable completion factor of 99 percent, as compared with 97 percent in June. We expect to finish the quarter with a controllable completion of over 99 percent.

"Looking ahead to 2023, we remain focused on improving margins and our major strategic initiatives, including integration of the Boeing MAX fleet, and the opening of Sunseeker Resort Charlotte Harbor. These are major undertakings for the company, but I believe these ventures will create significant shareholder value in the coming years. Retaining our talented leaders is critical to ensuring success with these initiatives. I was pleased to announce the appointments of Scott Sheldon and Gregory Anderson to President. Their superior leadership skills and combined 30 years of experience at Allegiant will play an integral role in the long-term success of the company.

"In closing, I am humbled by the hard work and dedication of our more than 5,000 team members across the network. This industry is not for the faint of heart, but we truly have the best employees. I cannot thank them enough for making Allegiant the successful airline we are today."

Second Quarter 2022 Results

•GAAP Income before income taxes of $5.8 million
•Excluding recognition bonus (1) , achieved a pre-tax margin of 2.4 percent
•GAAP operating income of $26.1 million, yielding an operating margin of 4.1 percent
•Operating margin, adjusted to exclude recognition bonus (1) of 5.6 percent
•Consolidated EBITDA(2) of $75.3 million, yielding an EBITDA margin of 12 percent
•Total operating revenue was $629.8 million, up 28.1 percent year over three-year
•The month of June was the highest revenue-generating month in company history in both absolute dollars and unitized on a revenue per flight basis
•Total system capacity up 12.2 percent year over three-year
•Sequential improvement in load factor of over eight points from the first quarter, with June loads of roughly 90 percent
•TRASM up 15.7 percent for the quarter versus 2019, despite a 13.4 increase in scheduled service capacity
•Total average fare of $131.69, up 15.0 percent from the second quarter of 2019
•Total average fare - air-related charges of $60.19, up 16.5 percent from 2019, driven predominantly by strength in bundled ancillary
•Total average fare - third party products of $5.90, up 34.1 percent year over three-year driven by Allways Allegiant World Mastercard strength
•Acquired 42 thousand new Allways Allegiant World Mastercard holders during the quarter, up 65 percent from 2019
•Year-to-date remuneration from Bank of America up 129 percent, year over three-year
•Operating CASM, excluding fuel and recognition bonus (1) (2) of 6.76 cents, up 14.0 percent when compared with the second quarter of 2019
•Expanded the network by announcing 10 new routes during the quarter, bringing total routes served to 610 and 128 cities

(1) Recognition bonus awarded despite not meeting internal profit-sharing targets
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information

Balance Sheet, Cash and Liquidity

•Total cash and investments at June 30, 2022 were $1.2 billion
•$227.8 million in total operating cash inflow for the second quarter 2022
•Total debt at June 30, 2022 was $2.0 billion
•Net debt at June 30, 2022 was $752.2 million
•Received $87.5 million during the quarter in prearranged financing related to Sunseeker project
•Raised $108 million in aircraft-backed debt
•Debt principal payments of $33.2 million during the quarter
•In August 2022, secured a $100 million revolving credit facility with MUFG
•Air traffic liability at June 30, 2022 was $451.1 million
•Balance related to future scheduled flights is $392.5 million
•Balance related to travel vouchers issued for future use is $58.6 million

Airline Capital Expenditures

•Second quarter capital expenditures of $74 million, which includes $39 million for aircraft pre-delivery deposits, the purchase of one A320 aircraft, and $35 million in other airline capital expenditures
•Second quarter deferred heavy maintenance spend was $13 million
•Full-year 2022 capital expenditures expected to be roughly $380 million, a slight increase from initial expectations, which includes $240 million for aircraft purchases, inductions, and pre-delivery deposits, and $140 million in other airline capital expenditures
•Full-year 2022 deferred heavy maintenance spend expected to be $60 million, a slight reduction from initial expectations

Sunseeker Resort Charlotte Harbor

•Total project spend as of June 30, 2022 was $346 million with $158 million funded by debt and the remaining $188 million funded by Allegiant
•Second quarter capital expenditures were $70 million relating to the Sunseeker Resort Charlotte Harbor and $4 million related to other Sunseeker capital expenditures

Guidance, subject to revision	Current

Third Quarter 2022 guidance

System ASMs - year over three-year change(1)	~16%
Scheduled Service ASMs - year over three-year change(1)	~18%

Total operating revenue - year over three-year change(1)	~29%

Operating CASM, excluding fuel - year over three-year change(1)	~10%

Fuel cost per gallon	$3.80

Full year 2022 guidance

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)	$235 to $245
Capitalized deferred heavy maintenance (millions)	$55 to $65
Other airline capital expenditures (millions)	$135 to $145

Interest expense (millions) (2)	$85 to $95
Recurring principal payments (millions)	$150 to $160

Sunseeker Resort Charlotte Harbor Project (millions)
Total projected project spend	$618
Allegiant contributions through June 30, 2022	$188
Allegiant contributions remaining to be spent	$80
Project spend funded by debt through June 30, 2022	$158
Remaining project spend expected to be funded by debt	$192

(1) Year over three-year percentage changes compare 2022 to 2019
(2) Includes capitalized interest related to pre-delivery deposits on new aircraft as well as the construction of Sunseeker Resort Charlotte Harbor

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q22	2Q22	3Q22	YE22
A319 (156 seats)	35	35	35	35
A320 (177 seats)	22	22	22	22
A320 (186 seats)	55	58	62	67
Total	112	115	119	124
The table above is provided based on the company’s current plans and is subject to change

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, August 3, 2022 to discuss its second quarter 2022 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's fleet serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, the implementation of a joint alliance with Viva Aerobus, the development of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the payroll support programs, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, the ability to obtain necessary U.S. and Mexican government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$592,604	$443,747	$454,779	33.5%	30.3%
Third party products	27,787	23,001	18,208	20.8	52.6
Fixed fee contracts	8,920	5,134	12,487	73.7	(28.6)
Other	536	551	6,285	(2.7)	(91.5)
Total operating revenues	629,847	472,433	491,759	33.3	28.1
OPERATING EXPENSES:
Aircraft fuel	257,288	109,456	119,987	135.1	114.4
Salaries and benefits	139,681	121,906	113,592	14.6	23.0
Station operations	66,909	57,210	45,870	17.0	45.9
Depreciation and amortization	49,183	44,522	38,494	10.5	27.8
Maintenance and repairs	31,123	22,597	20,877	37.7	49.1
Sales and marketing	27,297	17,632	20,540	54.8	32.9
Aircraft lease rental	5,451	5,117	—	6.5	—
Other	26,643	15,501	24,294	71.9	9.7
Payroll Support Programs grant recognition	—	(61,213)	—	(100.0)	—
Special charges	142	854	—	(83.4)	—
Total operating expenses	603,717	333,582	383,654	81.0	57.4
OPERATING INCOME	26,130	138,851	108,105	(81.2)	(75.8)
OTHER (INCOME) EXPENSES:
Interest expense	24,497	16,720	20,942	46.5	17.0
Interest income	(2,218)	(500)	(3,502)	343.6	(36.7)
Capitalized interest	(2,082)	—	(1,038)	—	100.6
Loss on extinguishment of debt	—	71	—	(100.0)	—
Other, net	101	(11)	(86)	NM	NM
Total other expenses	20,298	16,280	16,316	24.7	24.4
INCOME BEFORE INCOME TAXES	5,832	122,571	91,789	(95.2)	(93.6)
INCOME TAX PROVISION	1,474	27,544	21,246	(94.6)	(93.1)
NET INCOME	$4,358	$95,027	$70,543	(95.4)	(93.8)
Earnings per share to common shareholders:
Basic	$0.24	$5.49	$4.33	(95.6)	(94.5)
Diluted	$0.24	$5.49	$4.33	(95.6)	(94.5)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,987	17,064	16,063	5.4	12.0
Diluted	18,006	17,073	16,069	5.5	12.1
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.
NM - Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,			Percent Change(1)
	2022	2021	2019	YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	4,740,399	3,699,217	4,169,536	28.1%	13.7%
Available seat miles (ASMs) (thousands)	4,990,086	4,594,542	4,447,066	8.6	12.2
Operating expense per ASM (CASM) (cents)(5)	12.10	7.26	8.63	66.7	40.2
Fuel expense per ASM (cents)	5.16	2.38	2.70	116.8	91.1
Operating CASM, excluding fuel (cents)(5)	6.94	4.88	5.93	42.2	17.0
ASMs per gallon of fuel	83.7	84.8	82.3	(1.3)	1.7
Departures	32,138	31,507	30,547	2.0	5.2
Block hours	75,472	69,809	68,332	8.1	10.4
Average stage length (miles)	881	838	853	5.1	3.3
Average number of operating aircraft during period	113.3	101.8	85.0	11.3	33.3
Average block hours per aircraft per day	7.3	7.5	8.8	(2.7)	(17.0)
Full-time equivalent employees at end of period	5,226	4,104	4,179	27.3	25.1
Fuel gallons consumed (thousands)	59,588	54,188	54,064	10.0	10.2
Average fuel cost per gallon	$4.32	$2.02	$2.22	113.9	94.6
Scheduled service statistics:
Passengers	4,711,001	3,680,254	4,131,855	28.0	14.0
Revenue passenger miles (RPMs) (thousands)	4,267,828	3,188,215	3,603,076	33.9	18.4
Available seat miles (ASMs) (thousands)	4,888,539	4,505,786	4,311,182	8.5	13.4
Load factor	87.3%	70.8%	83.6%	16.5	3.7
Departures	31,402	30,763	29,567	2.1	6.2
Block hours	73,857	68,334	66,135	8.1	11.7
Average seats per departure	175.6	173.6	170.9	1.2	2.8
Yield (cents) (2)	7.24	7.22	6.70	0.3	8.1
Total passenger revenue per ASM (TRASM) (cents)(3)	12.69	10.36	10.97	22.5	15.7
Average fare - scheduled service(4)	$65.60	$62.58	$58.39	4.8	12.3
Average fare - air-related charges(4)	$60.19	$58.00	$51.68	3.8	16.5
Average fare - third party products	$5.90	$6.25	$4.40	(5.6)	34.1
Average fare - total	$131.69	$126.82	$114.47	3.8	15.0
Average stage length (miles)	883	842	853	4.9	3.5
Fuel gallons consumed (thousands)	58,332	53,022	52,327	10.0	11.5
Average fuel cost per gallon	$4.33	$2.01	$2.22	115.4	95.0
Percent of sales through website during period	96.3%	94.3%	93.5%	2.0	2.8
Other data:
Rental car days sold	430,004	404,760	540,960	6.2	(20.5)
Hotel room nights sold	78,590	72,701	114,191	8.1	(31.2)
(1) Except load factor and percent of sales through website, which is percentage point change
(2) Defined as scheduled service revenue divided by revenue passenger miles
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path
(5) 2021 operating CASM includes the benefit from the government payroll support programs

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$1,056,566	$700,441	$874,755	50.8%	20.8%
Third party products	50,267	36,622	35,350	37.3	42.2
Fixed fee contracts	22,305	12,827	23,061	73.9	(3.3)
Other	818	1,667	10,215	(50.9)	(92.0)
Total operating revenues	1,129,956	751,557	943,381	50.3	19.8
OPERATING EXPENSES:
Aircraft fuel	421,425	192,305	219,670	119.1	91.8
Salary and benefits	273,691	239,856	233,003	14.1	17.5
Station operations	132,652	100,303	84,835	32.3	56.4
Depreciation and amortization	95,526	87,696	74,676	8.9	27.9
Maintenance and repairs	58,943	45,968	43,701	28.2	34.9
Sales and marketing	49,647	29,241	41,466	69.8	19.7
Aircraft lease rental	11,584	9,837	—	17.8	—
Other	52,845	33,276	46,849	58.8	12.8
Payroll Support Programs grant recognition	—	(152,971)	—	100.0	—
Special charges	284	2,592	—	(89.0)	—
Total operating expenses	1,096,597	588,103	744,200	86.5	47.4
OPERATING INCOME	33,359	163,454	199,181	(79.6)	(83.3)
OTHER (INCOME) EXPENSES:
Interest expense	44,288	33,508	39,025	32.2	13.5
Interest income	(2,991)	(963)	(6,703)	(210.6)	55.4
Capitalized interest	(3,298)	—	(2,541)	—	(29.8)
Loss on extinguishment of debt	—	71	3,677	NM	NM
Other, net	95	(404)	15	123.5	533.3
Total other expenses	38,094	32,212	33,473	18.3	13.8
INCOME (LOSS) BEFORE INCOME TAXES	(4,735)	131,242	165,708	(103.6)	(102.9)
INCOME TAX PROVISION (BENEFIT)	(1,212)	29,346	38,041	(104.1)	(103.2)
NET INCOME (LOSS)	$(3,523)	$101,896	$127,667	(103.5)	(102.8)
Earnings (loss) per share to common shareholders:
Basic	($0.20)	$6.04	$7.85	(103.3)	(102.5)
Diluted	($0.20)	$6.04	$7.84	(103.3)	(102.6)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,970	16,618	16,037	8.1	12.1
Diluted	17,970	16,632	16,050	8.0	12.0
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.
NM - Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,			Percent Change(1)
	2022	2021	2019	YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	8,474,661	6,033,720	7,619,814	40.5%	11.2%
Available seat miles (ASMs) (thousands)	9,610,230	8,608,531	8,357,304	11.6	15.0
Operating expense per ASM (CASM) (cents)(5)	11.41	6.83	8.90	67.1	28.2
Fuel expense per ASM (cents)	4.39	2.23	2.63	96.9	66.9
Operating CASM, excluding fuel (cents)(5)	7.03	4.60	6.27	52.8	12.1
ASMs per gallon of fuel	85.0	87.3	83.1	(2.6)	2.3
Departures	60,632	57,191	55,747	6.0	8.8
Block hours	145,127	130,183	128,151	11.5	13.2
Average stage length (miles)	899	865	876	3.9	2.6
Average number of aircraft during period	111.4	99.5	82.3	12.0	35.4
Average block hours per aircraft per day	7.2	7.2	8.6	—	(16.3)
Full-time equivalent employees at end of period	5,226	4,104	4,179	27.3	25.1
Fuel gallons consumed (thousands)	113,026	98,614	100,537	14.6	12.4
Average fuel cost per gallon	$3.73	$1.95	$2.18	91.3	71.1
Scheduled service statistics:
Passengers	8,420,105	6,003,556	7,553,393	40.3	11.5
Revenue passenger miles (RPMs) (thousands)	7,825,873	5,354,632	6,794,122	46.2	15.2
Available seat miles (ASMs) (thousands)	9,400,853	8,426,876	8,113,315	11.6	15.9
Load factor	83.2%	63.5%	83.7%	19.7	(0.5)
Departures	59,039	55,710	53,911	6.0	9.5
Block hours	141,686	127,185	124,098	11.4	14.2
Average seats per departure	175.6	173.6	171.2	1.2	2.6
Yield (cents) (2)	6.95	6.83	7.06	1.8	(1.6)
Total passenger revenue per ASM (TRASM) (cents)(3)	11.77	8.75	11.22	34.5	4.9
Average fare - scheduled service(4)	$64.55	$60.95	$63.49	5.9	1.7
Average fare - air-related charges(4)	$60.93	$55.72	$52.32	9.4	16.5
Average fare - third party products	$5.97	$6.10	$4.68	(2.1)	27.6
Average fare - total	$131.45	$122.77	$120.49	7.1	9.1
Average stage length (miles)	903	869	878	3.9	2.8
Fuel gallons consumed (thousands)	110,442	96,329	97,395	14.7	13.4
Average fuel cost per gallon	$3.67	$1.92	$2.18	91.1	68.3
Percent of sales through website during period	96.2%	93.8%	93.5%	2.4	2.7
Other data:
Rental car days sold	797,098	680,344	1,012,558	17.2	(21.3)
Hotel room nights sold	151,129	128,909	219,206	17.2	(31.1)
(1) Except load factor and percent of sales through website, which is percentage point change
(2) Defined as scheduled service revenue divided by revenue passenger miles
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path
(5) 2021 operating CASM includes the benefit from the government payroll support programs

Summary Balance Sheet

Unaudited (millions)	June 30, 2022 (unaudited)	December 31, 2021	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$396.1	$363.4	9.0%
Short-term investments	813.2	819.5	(0.8)
Total unrestricted cash and investments	1,209.3	1,182.9	2.2
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	158.0	130.1	21.4
Long-term debt and finance lease obligations, net of current maturities and related costs	1,803.5	1,612.5	11.8
Total debt	1,961.5	1,742.6	12.6
Debt, net of liquidity	752.2	559.7	34.4
Total Allegiant Travel Company shareholders’ equity	1,232.4	1,223.6	0.7

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic:
Net income (loss)	$4,358	$95,027	$(3,523)	$101,896
Less income allocated to participating securities	(39)	(1,285)	—	(1,451)
Net income (loss) attributable to common stock	$4,319	$93,742	$(3,523)	$100,445
Earnings (loss) per share, basic	$0.24	$5.49	$(0.20)	$6.04
Weighted-average shares outstanding	17,987	17,064	17,970	16,618
Diluted:
Net income (loss)	$4,358	$95,027	$(3,523)	$101,896
Less income allocated to participating securities	(39)	(1,284)	—	(1,449)
Net income (loss) attributable to common stock	$4,319	$93,743	$(3,523)	$100,447
Earnings (loss) per share, diluted	$0.24	$5.49	$(0.20)	$6.04
Weighted-average shares outstanding (1)	17,987	17,064	17,970	16,618
Dilutive effect of stock options and restricted stock	31	123	—	128
Adjusted weighted-average shares outstanding under treasury stock method	18,018	17,187	17,970	16,746
Participating securities excluded under two-class method	(12)	(114)	—	(114)
Adjusted weighted-average shares outstanding under two-class method	18,006	17,073	17,970	16,632

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2022 and 2021
(Unaudited)

Net income excluding recognition bonus and net income per share excluding recognition bonus both eliminate the effect of a recognition bonus awarded despite not meeting internal profit-sharing targets. As such, these are non-GAAP financial measures.

EBITDA, as presented in this press release, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA to evaluate our operating performance and liquidity and this is among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA is relevant and useful for investors because it allows them to better compare our results to other airlines.

In addition to EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net loss and net loss per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss) or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Reconciliation of net (loss) excluding recognition bonus and (loss) per share excluding recognition bonus (millions except per share numbers)
Net (loss) before income taxes as reported (GAAP)	$5.8	$(4.7)
Recognition bonus	9.1	16.8
Income before income taxes excluding recognition bonus	14.9	12.1
Income tax expense (benefit) as reported (GAAP)	1.5	(1.2)
Income tax expense excluding recognition bonus	3.8	3.1
Net income excluding recognition bonus	11.1	9.0

Diluted shares as reported (GAAP) (thousands)	18,006	17,970
Diluted earnings (loss) per share as reported (GAAP)	0.24	(0.20)
Diluted earnings per share excluding recognition bonus	0.62	0.50

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Reconciliation of CASM and CASM excluding fuel and recognition bonus (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$603.7	$1,096.6

Recognition bonus	(9.1)	(16.8)
Operating expense excluding recognition bonus(1)	594.6	1,079.8
Fuel expense as reported	(257.3)	(421.4)
Operating expense excluding fuel and recognition bonus (1)	337.3	658.4

Available seat miles (ASMs) (thousands)	4,990,086	9,610,230

Operating expense per ASM as reported (CASM) (cents)	12.10	11.41
Operating expense CASM, excluding recognition bonus (cents)	11.92	11.24

Operating CASM, excluding fuel as reported (cents)	6.94	7.03
Operating CASM, excluding fuel and recognition bonus (cents)	6.76	6.85

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$4.4	$(3.5)
Interest expense, net	20.2	38.0
Income tax provision (benefit)	1.5	(1.2)
Depreciation and amortization	49.2	95.5
Consolidated EBITDA (1)	75.3	128.8
Adjusting items as defined per credit agreements (2)	58.9	127.2
EBITDA as defined by certain credit agreements (1)	134.2	256.0

(1) Denotes non-GAAP figure
(2) Adjusting items include the following: Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items